FOR IMMEDIATE RELEASE

LINCOLN FINANCIAL GROUP ANNOUNCES $28 billion REINSURANCE TRANSACTION WITH FoRtitude RE and preliminary first quarter 2023 results

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❖	Risk transfer transaction encompassing 40% of Lincoln’s universal life with secondary guarantees (“ULSG”) in-force, in addition to MoneyGuard® and fixed annuities
❖	Reduces Lincoln’s exposure to Life Insurance in-force long-term assumption risk and lowers invested asset leverage
❖	Expected to improve the risk-based capital (“RBC”) ratio by approximately 15 points at closing
❖	Expected to increase annual free cash flow[1] by over $100 million
❖	Continued demonstration of executing on our strategic initiatives and our objectives to de-risk and strengthen the balance sheet and maximize distributable earnings
❖	In addition, Lincoln announces preliminary first quarter 2023 results

Radnor, PA, May 2, 2023 – Lincoln Financial Group (NYSE: LNC) and Fortitude Reinsurance Company Ltd. (“Fortitude Re”) today announced that they have entered into an agreement under which Lincoln will cede approximately $28 billion of in-force ULSG, MoneyGuard and fixed annuity statutory reserves to Fortitude Re.

The reinsured block consists of approximately $9 billion of ULSG statutory reserves, or about 40% of Lincoln’s total in-force ULSG, nearly $12 billion of MoneyGuard statutory reserves, or about 80% of Lincoln’s total in-force MoneyGuard, and nearly $8 billion of fixed annuities statutory reserves, or about 40% of Lincoln’s total in-force fixed annuities.

“Today’s transaction with Fortitude Re marks significant progress in our efforts to reduce our balance sheet risk, improve our capital position and increase ongoing free cash flow,” said Ellen Cooper, president and CEO of Lincoln Financial Group. “With our leadership team in place, we are rapidly executing on actions to fortify our balance sheet, and we remain committed to further enhancing the pace of capital generation and long-term profitable growth.”

The transaction is expected to improve our capital position and be accretive to ongoing free cash flow:

•	A higher RBC ratio upon closing of approximately 15 percentage points.
•	Incremental ongoing free cash flow of over $100 million per year.

[1]	Free cash flow is the sum of distributable earnings across all business units and legal entities, less holding company interest expenses and preferred dividends.

The transaction is expected to be dilutive on a GAAP basis with the following estimated financial impacts:

•	A negative quarterly impact to adjusted operating income of ($35–40) million.
•	This includes a ($30–35) million impact in Life Insurance and a ($5) million impact in Annuities.

The transaction is subject to customary closing conditions, including regulatory approvals, and is anticipated to close in the second quarter of 2023 with an effective date of April 1, 2023.

The transaction is structured as a coinsurance treaty between Lincoln and Fortitude Re for the ULSG and fixed annuity blocks, and as coinsurance with funds withheld for the MoneyGuard block, with counterparty protections including a comfort trust established by Fortitude Re subject to investment guidelines to meet Lincoln’s risk management objectives. Fortitude Re is an authorized Bermuda reinsurer with reciprocal jurisdiction reinsurer status in Indiana.

Under the terms of the reinsurance agreement, Lincoln will retain account administration and recordkeeping of the policies including claims management. The transaction will have no impact on Lincoln’s commitments to its distribution partners and policyholders. Additionally, Lincoln remains focused on the continued growth of its Life Insurance and Annuities businesses.

Lazard acted as financial advisor and Sidley Austin LLP served as legal advisor to Lincoln.

Preliminary first quarter 2023 results

In addition to today’s block reinsurance transaction announcement, Lincoln also provided preliminary estimates for first quarter 2023 results. These preliminary first-quarter estimates do not affect our previously communicated 2023 outlook for distributable earnings or free cash flow. The Company expects:

•

Estimated net loss available to common stockholders of between ($919) and ($904) million, or ($5.43) to ($5.34) per diluted share. This estimate includes unfavorable impacts from the new accounting for market risk benefits (“MRBs”) as a result of the recent adoption of LDTI[2], including a portion of MRB and hedge instrument fair value changes which sum to approximately ($1) billion. The estimated net loss excludes a favorable MRB-related item that flows through Accumulated Other Comprehensive Income (“AOCI”) of approximately $1 billion and which approximately offsets the combined MRB and hedge instrument fair value impacts on total stockholders’ equity.

[2]	Accounting Standards Update 2018-12, Targeted Improvements to the Accounting for Long-Duration Contracts.

•

Estimated adjusted income from operations available to common stockholders of between $250 and $265 million, or $1.47 to $1.56 per diluted share. This includes an estimated Life Insurance operating loss of between ($23) and $(8) million. These results reflect the 2023 headwinds the Company has previously discussed, such as higher expenses and lower prepayment income, and, in Life Insurance specifically, also higher reinsurance costs and lower base spreads.

•	Estimated first-quarter RBC ratio of between 377% and 380%, versus 377% at year-end 2022.

Conference Call Information

Lincoln Financial Group will host an investor call at 4:30 P.M. Eastern Time today, Tuesday, May 2, to discuss this announcement. A presentation is available on the company’s Investor Relations web page at www.lincolnfinancial.com/investor.

The conference call will be broadcast live through the company website at www.lincolnfinancial.com/webcast.

Please log on to the webcast at least 15 minutes prior to the start of the conference call to download and install any necessary streaming media software. A replay of the call will be available by 8:00 P.M. Eastern Time tonight at www.lincolnfinancial.com/webcast.

About Lincoln Financial Group

Lincoln Financial Group provides advice and solutions that help people take charge of their financial lives with confidence and optimism. Today, approximately 16 million customers trust our retirement, insurance and wealth protection expertise to help address their lifestyle, savings and income goals, and guard against long-term care expenses. Headquartered in Radnor, Pennsylvania, Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. The company had $282 billion in end-of-period account balances as of December 31, 2022. Lincoln Financial Group is a committed corporate citizen included on major sustainability indices including the Dow Jones Sustainability Index North America and ranks among Newsweek’s Most Responsible Companies. Dedicated to diversity, equity and inclusion, we are included on transparency benchmarking tools such as the Corporate Equality Index, the Disability Equality Index and the Bloomberg Gender-Equality Index. Committed to providing our employees with flexible work arrangements, we were named to FlexJobs’ list of the Top 100 Companies to Watch for Remote Jobs in 2022. With a long and rich legacy of acting ethically, telling the truth and speaking up for what is right, Lincoln was recognized as one of Ethisphere’s 2022 World’s Most Ethical Companies®. We create opportunities for early career talent through our intern development program, which ranks among WayUp and Yello’s annual list of Top 100 Internship Programs. Learn more at: www.LincolnFinancial.com. Follow us on Facebook, Twitter, LinkedIn, and Instagram. Sign up for email alerts at http://newsroom.lfg.com.

Contacts:	Al Copersino (800) 237-2920 Investor Relations InvestorRelations@LFG.com	Kelly Capizzi (484) 538-7824 Media Relations Kelly.Capizzi@LFG.com

Explanatory Notes on Use of Non-GAAP Measures

Management believes that adjusted income (loss) from operations (adjusted operating income (loss)) and adjusted operating EPS better explain the results of the company’s ongoing businesses in a manner that allows for a better understanding of the underlying trends in the company’s current business because the excluded items are unpredictable and not necessarily indicative of current operating fundamentals or future performance of the business segments, and, in many instances, decisions regarding these items do not necessarily relate to the operations of the individual segments. In addition, we believe that our definition of adjusted income (loss) from operations provides investors with a more valuable measure of our performance as it better reveals trends in our business.

Reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measure are included in this Appendix to the press release.

Definitions of Non-GAAP Measures Used in this Press Release

Adjusted income (loss) from operations is a financial measure we use to evaluate and assess our results. Adjusted income (loss) from operations, as used in the press release, is a non-GAAP financial measure and does not replace GAAP net income (loss) the most directly comparable GAAP measure.

Adjusted Income (Loss) from Operations

Adjusted income (loss) from operations is GAAP net income (loss) excluding the after-tax effects of the following items, as applicable:

•	Changes in market risk benefits (“MRBs”), including gains and losses and benefit payments (“MRB-related impacts”);
•	Investment and reinsurance-related realized gain (loss):
o	Changes in the carrying value of mortgage loans on real estate attributable to current expected credit losses (“CECL”) (“changes in CECL reserve for mortgage loans on real estate”);
o	Changes in the carrying value of reinsurance-related assets attributable to CECL (“changes in CECL reserve for reinsurance-related assets”);
o	Changes in the carrying value of fixed maturity AFS securities attributable to the estimation of credit losses (“changes in the credit loss allowance for fixed maturity AFS securities”); and
o

Changes in the fair value of investments, including trading securities, equity securities, certain derivatives, and mortgage loans on real estate electing the fair value option, and of embedded derivatives within certain reinsurance arrangements, as well as sales or disposals of investments (“changes in investments and reinsurance-related embedded derivatives”);

•

Changes in the fair value of the derivative instruments we hold to hedge GLB and GDB riders, net of fee income allocated to support the cost of hedging them (“changes in fair value of GLB and GDB hedge instruments, net of hedge allowance”);

•

Changes in the fair value of the embedded derivative liabilities of our indexed annuity and indexed universal life insurance contracts and the associated index options we hold to hedge them, including collateral expense associated with hedge programs; (“indexed product net derivative results”);

•	Changes in reserves resulting from benefit ratio unlocking on variable universal life insurance products with secondary guarantees (“benefit ratio unlocking”);
•	Income (loss) from the initial adoption of new accounting standards, regulations and policy changes;
•	Income (loss) from reserve changes, net of related amortization, on business sold through reinsurance;
•	Transaction and integration costs related to mergers and acquisitions including the acquisition or divestiture, through reinsurance or other means, of businesses or blocks of business;
•	Gains (losses) on modification or early extinguishment of debt;
•	Losses from the impairment of intangible assets and gains (losses) on other non-financial assets; and
•	Income (loss) from discontinued operations.

Lincoln National Corporation
Reconciliation of Net Loss to Adjusted Income from Operations

For the Three
(in millions, except per share data)	Months Ended
March 31,
2023
Net Income (Loss) Available to Common
Stockholders – Diluted	$(919) to (904)
Less:
Preferred stock dividends declared	(25)
Adjustment for deferred units of LNC stock in our
deferred compensation plans (1)	(3)
Net Income (Loss)	(891) to (876)
Less:
MRB-related impacts, after-tax(2)	(516) to (501)
Change in fair value of GLB and GDB hedge instruments, net of hedge allowance, after-tax	(387) to (372)
Derivative, reinsurance-related embedded derivative, and investment losses, including indexed product net derivative results and benefit ratio unlocking, after-tax	(297) to (282)
Total adjustments	(1,180) to (1,165)
Adjusted Income (Loss) from Operations	$279 to 294
Add:
Preferred stock dividends declared	(25)
Adjustment for deferred units of LNC stock in our
deferred compensation plans (1)	(3)
Adjusted Income (Loss) Available to Common
Stockholders – Diluted	$250 to 265

Earnings (Loss) Per Common Share – Diluted (3)
Net income (loss)	$(5.43) to (5.34)
Adjusted income (loss) from operations	1.47 to 1.56

(1) We exclude deferred units of LNC stock that are antidilutive from our diluted earnings per share calculation.

(2) This reconciliation includes the portion of the MRB impact that is within Net Income. The remainder of the MRB change impacts Accumulated Other Comprehensive Income (AOCI). For the three months ended March 31, 2023, this portion impacting AOCI was a favorable $1,015 to $1,030, after-tax.

(3) Due to an expectation of a net loss for the three months ended March 31, 2023, basic shares were used in the net income (loss) diluted EPS calculation as the use of diluted shares would have resulted in a lower loss per share.

FORWARD-LOOKING STATEMENTS – CAUTIONARY LANGUAGE

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements may contain words like: “anticipate,” “believe,” “estimate,” “expect,” “project,” “shall,” “will” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, performance or financial results, including the closing of the block reinsurance transaction and the timing thereof, the expected impact of the transaction on our risk profile, RBC ratio, free cash flow and adjusted operating income, our preliminary estimates for our first quarter 2023 results and estimated first quarter RBC ratio. Lincoln claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those expressed in or implied by such forward-looking statements due to a variety of factors, including:

•	Weak general economic and business conditions that may affect demand for our products, account balances, investment results, guaranteed benefit liabilities, premium levels and claims experience;
•

Adverse global capital and credit market conditions that may affect our ability to raise capital, if necessary, and may cause us to realize impairments on investments and certain intangible assets, including goodwill and the valuation allowance against deferred tax assets, which may reduce future earnings and/or affect our financial condition and ability to raise additional capital or refinance existing debt as it matures;

•	The inability of our subsidiaries to pay dividends to the holding company in sufficient amounts, which could harm the holding company’s ability to meet its obligations;
•

Legislative, regulatory or tax changes, both domestic and foreign, that affect: the cost of, or demand for, our subsidiaries’ products; the required amount of reserves and/or surplus; our ability to conduct business and our captive reinsurance arrangements as well as restrictions on the payment of revenue sharing and 12b-1 distribution fees;

•	The impact of U.S. federal tax reform legislation on our business, earnings and capital;
•

The impact of regulations adopted by the Securities and Exchange Commission (“SEC”), the Department of Labor or other federal or state regulators or self-regulatory organizations relating to the standard of care owed by investment advisers and/or broker-dealers that could affect our distribution model;

•	The impact of new and emerging privacy regulations that may lead to increased compliance costs and reputation risk;
•	Increasing scrutiny and evolving expectations and regulations regarding ESG matters that may adversely affect our reputation and our investment portfolio;
•	Actions taken by reinsurers to raise rates on in-force business;
•	Declines in or sustained low interest rates causing a reduction in investment income, the interest margins of our businesses and demand for our products;
•	Rapidly increasing interest rates causing policyholders to surrender life insurance and annuity policies, thereby causing realized investment losses;
•	The impact of the implementation of the provisions of the European Market Infrastructure Regulation relating to the regulation of derivatives transactions;
•

The initiation of legal or regulatory proceedings against us, and the outcome of any legal or regulatory proceedings, such as: adverse actions related to present or past business practices common in businesses in which we compete; adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities and class action cases; new decisions that result in changes in law; and unexpected trial court rulings;

•

A decline or continued volatility in the equity markets causing a reduction in the sales of our subsidiaries’ products; a reduction of asset-based fees that our subsidiaries charge on various investment and insurance products; and an increase in liabilities related to guaranteed benefit riders, which are accounted for as market risk benefits, of our subsidiaries’ variable annuity products;

•	Ineffectiveness of our risk management policies and procedures, including our various hedging strategies;
•

A deviation in actual experience regarding future policyholder behavior, mortality, morbidity, interest rates or equity market returns from the assumptions used in pricing our subsidiaries’ products and in establishing related insurance reserves, which may reduce future earnings;

•	Changes in accounting principles that may affect our consolidated financial statements;
•

Lowering of one or more of our debt ratings issued by nationally recognized statistical rating organizations and the adverse effect such action may have on our ability to raise capital and on our liquidity and financial condition;

•

Lowering of one or more of the insurer financial strength ratings of our insurance subsidiaries and the adverse effect such action may have on the premium writings, policy retention, profitability of our insurance subsidiaries and liquidity;

•

Significant credit, accounting, fraud, corporate governance or other issues that may adversely affect the value of certain financial assets, as well as counterparties to which we are exposed to credit risk, requiring that we realize losses on financial assets;

•

Interruption in telecommunication, information technology or other operational systems or failure to safeguard the confidentiality or privacy of sensitive data on such systems, including from cyberattacks or other breaches of our data security systems;

•	The effect of acquisitions and divestitures, restructurings, product withdrawals and other unusual items;
•

The inability to realize or sustain the benefits we expect from, greater than expected investments in, and the potential impact of efforts related to, our strategic initiatives, including the Spark Initiative;

•	The adequacy and collectability of reinsurance that we have obtained;
•

Pandemics, acts of terrorism, war or other man-made and natural catastrophes that may adversely impact liabilities for policyholder claims, affect our businesses and increase the cost and availability of reinsurance;

•

Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that our subsidiaries can charge for their products;

•	The unknown effect on our subsidiaries’ businesses resulting from evolving market preferences and the changing demographics of our client base; and

•	The unanticipated loss of key management, financial planners or wholesalers.

The risks and uncertainties included here are not exhaustive. Our most recent Form 10-K, as well as other reports that we file with the SEC, include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, Lincoln disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this press release.

The reporting of Risk-Based Capital (“RBC”) measures is not intended for the purpose of ranking any insurance company or for use in connection with any marketing, advertising or promotional activities.